Exhibit 10.1


                    SECOND AMENDMENT TO THE CREDIT AGREEMENT


      SECOND AMENDMENT TO THE CREDIT AGREEMENT (this "Second Amendment"), dated as of March 25, 2005, among GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the "Borrower"), the Lenders party hereto from time to time to the Credit Agreement referred to below, and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Sole Lead Arranger, Sole Bookrunner and Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.


                            W I T N E S S E T H :


      WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of July 1, 2004 (as amended, restated, modified or supplemented to, the "Credit Agreement");

      WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein;

      NOW, THEREFORE, it is agreed;

A.    Amendments to the Credit Agreement

      1. Section 1.01(b) of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and inserting the following new clauses (iv) and (v) in lieu thereof:

            "(iv) shall not exceed for any Lender at any time that aggregate principal amount outstanding which, when added to such Lender's Percentage of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Available Revolving Loan Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time that aggregate principal amount outstanding which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Available Revolving Loan Commitment at such time."

      2. Section 1.11 of the Credit Agreement is hereby amended by inserting the words "or Letters of Credit" immediately following the words "lending office for any Loans".

      3. Section 1.12 of the Credit Agreement is hereby amended by inserting the text "2.05," immediately following the text "Sections 1.09, 1.10," appearing in the last sentence thereof.

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      4. Section 2 of the Credit Agreement is hereby amended by (i) deleting the text "[INTENTIONALLY OMMITTED], (ii) inserting in lieu thereof the title, "Letters of Credit" and (iii) the following new Sections 2.01 to 2.05 inclusive:

            "2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Second Amendment Effective Date and prior to the 60th day prior to the Maturity Date, for the account of the Borrower, irrevocable sight standby letters of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight draft basis.

                  (b) Subject to the terms and conditions contained herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on or after the Second Amendment Effective Date and prior to the 60th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit as permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

                  (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b); or

                  (iii) a Lender  Default  exists,  unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit of any Defaulting Lender(s), including by cash collateralizing any such Defaulting Lender's (or Defaulting Lenders') Percentage (or Percentages) of the Letter of Credit Outstandings.

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                  (c)  Notwithstanding  anything to the contrary  contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Available Revolving Loan Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the twentieth Business Day prior to the Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) twenty Business Days prior to the Maturity Date.

            Section 2.02 Letter of Credit  Requests;  Minimum  Stated  Amount.
      (a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be substantially in the form of Exhibit P (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender determines that, or has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices.

                  (c) The initial Stated Amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            Section 2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Percentages of the Lenders pursuant to Sections 1.12 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section
      2.03 to reflect the new

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      Percentages  of the assignor  and  assignee  Lender or of all Lenders with
      Revolving Loan Commitments, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to any Credit Party or any Lender.

                  (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to
      Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such Participant's Percentage (as relates to the respective Letter of Credit) of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office for the account of such Issuing Lender in Dollars such Participant's Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant's Percentage of any such payment.

                  (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received (for the account of any such Issuing Lender) any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Percentage thereof, in same day funds, an amount equal to such Participant's share (based upon the proportionate

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      aggregate  amount  originally  funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Each Issuing Lender shall, promptly after the issuance of, or amendment to, a Letter of Credit give the Administrative Agent and the Borrower written notice of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment, as the case may be. Upon receipt of such notice, the Administrative Agent shall promptly notify each Participant, in writing, of such issuance or amendment and in the event a Participant shall so request, the Administrative Agent shall furnish such Participant with a copy of such issuance or amendment.

                  (f) Each Issuing Lender shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Letters of Credit issued by such Issuing Lender for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Letters of Credit during such calendar month.

                  (g) The  obligations  of the  Participants  to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i)   any  lack  of  validity  or   enforceability  of  this
            Agreement or any of the other Credit Documents;

                  (ii)  the existence of any claim,  setoff,  defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                  (iii) any   draft,   certificate   or  any  other   document
            presented  under  any  Letter  of  Credit  proving  to be  forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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                  (iv)  the  surrender or  impairment  of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)   the occurrence of any Default or Event of Default.

                  Section 2.04  Agreement to Repay Letter of Credit  Drawings.
      (a) The Borrower hereby agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than four Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate, as in effect from time to time, plus the Applicable Margin as in effect from time to time minus 1%; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the fourth Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time plus 1%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The  obligations  of the  Borrower  under  this  Section
      2.04 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as Issuing Lender or Participant or as Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Lender any resulting liability to the Borrower or any other Credit Party.


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                  2.05  Increased  Costs.  If at any  time  after  the  Second
      Amendment   Effective  Date,  any  Issuing  Lender  or  any  Participant
      determines  that the  introduction  of or any  change in any  applicable
      law,  rule,   regulation,   order,   guideline  or  request  or  in  the
      interpretation or administration  thereof by any governmental  authority
      charged  with  the   interpretation   or  administration   thereof,   or
      compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of
      Credit  issued  by  any  Issuing  Lender  or   participated  in  by  any
      Participant, or (b) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to such Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or
      such  Participant  to  the  Administrative   Agent),  setting  forth  in
      reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower."

      5. Section 3.01 of the Credit Agreement is hereby amended by (i) inserting the text "; Fees" immediately after the first time the word "Commitment Commission" appearing in said Section and (ii) inserting the following new clauses (c), (d) and (e) at the end thereof:

                  "(c) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect from time to time on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Scheduled Payment Date and on the Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

                  (d) The Borrower agrees to pay directly to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing

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      Fee") for the  period  from and  including  the date of  issuance  of such
      Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Scheduled Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (e)  The   Borrower   agrees  to  pay,   upon  each  payment
      (including any partial payment) under, issuance of, extension of, or amendment to, any Letter of Credit issued hereunder, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally charging in connection with such occurrence with respect to letters of credit."

      6. Section 3.01(a) of the Credit Agreement is hereby amended by (i) inserting the text "(i)" immediately prior to the word "daily average" appearing in said Section and (ii) inserting the following text immediately after the words "Non-Defaulting Lender":

      "minus (ii) the Percentage of the aggregate of all Letter of Credit Outstandings for such Non-Defaulting Lender".

      7. Section 4.02(a) of the Credit Agreement is hereby amended by (x) inserting the words "and the Letter of Credit Outstandings" immediately following the words "outstanding principal amount of Revolving Loans" appearing in said Section and (y) inserting the following new sentence at the end thereof:

      "If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Collateral Agent on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Collateral Agent."

      8. Section 6 of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and inserting the following new first paragraph in lieu thereof:

      "SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date and each Borrowing

      Date thereafter), and the obligation of any Issuing Lender to issue any Letter of Credit, is subject to the satisfaction of the following conditions:"

      9. Section 6.02 of the Credit Agreement is hereby amended by (i) inserting the text "(a)" immediately prior to the word "Prior" appearing in said Section and (ii) inserting the following new sub-clause (b) immediately following sub-clause (a) of said Section:

                  "(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02."

      10. The first paragraph of Section 7 of the Credit Agreement is hereby amended by (x) inserting the text ", and issue (or participate in) the Letters of Credit" immediately following the words "to make the Loans" appearing therein and (y) inserting the words "and issuance of the Letters of Credit" immediately following the words "the making of Loans" appearing therein.

      11. The first paragraph of Section 8 of the Credit Agreement is hereby amended by (x) inserting the words "and all Letters of Credit" immediately following the words "Total Revolving Loan Commitments" appearing therein and (y) deleting the words "Loans and Notes" appearing therein and inserting the text "Loans, Notes and Unpaid Drawings" in lieu thereof.

      12. Section 8.01(d) of the Credit Agreement is hereby amended by (x) inserting the text "(i)" immediately prior to the text "commencing" and (y) inserting the following new clause (ii) at the end of clause (i) thereof:

            " and (ii) commencing on and after January 1, 2005 a determination of the Annual Fleet Renewal Reserve Amount and the Annual Fleet Maintenance Reserve Amount for such fiscal year together with such calculations (in reasonable detail) of the Annual Fleet Renewal Amount and the Annual Fleet Maintenance Amount and a certification that such calculations and determinations have been approved by the Borrower's Board of Directors; provided that for the fiscal year commencing on January 1, 2005, the Borrower shall deliver the determinations, calculations and certification required by this clause (ii) to the Administrative Agent not less than 30 days prior to the declaration or payment of any Dividend. It is recognized by each Lender and the Administrative Agent that such projections and determinations provided by the Borrower, although reflecting the Borrower's good faith projections and determinations, are not to be viewed as facts and that actual results covered by any such determination may differ from the projected results.".

      13. The first paragraph of Section 9 of the Credit Agreement is hereby amended by (x) inserting the words "and all Letters of Credit" immediately following the words "Commitments" appearing therein and (y) deleting the words "Loans and Notes" appearing therein and inserting the text "Loans, Notes and Unpaid Drawings" in lieu thereof.

      14. Section 9.03 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) of said Section, (ii) deleting the period appearing at the end of clause (ii) of said Section and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (iii) immediately following clause (ii) therein:

            "(iii) the Borrower may make, pay or declare cash Dividends; provided that, for all Dividends paid pursuant to this clause (iii),
      (A) Dividends shall be paid within 90 days of the  declaration  thereof;
      (B) Dividends paid in respect to a fiscal quarter shall only be paid after the date of delivery of quarterly or annual financial statements for such fiscal quarter, pursuant to Sections 8.01(a) and (b), as the case may be, and on or prior to 45 days after the immediately succeeding fiscal quarter, (C) no Default or Event of Default has occurred and is continuing at the time of declaration, (D) no Significant Default has occurred and is continuing (or would arise after giving effect thereto) at the time of payment, (E) the aggregate Dividends paid in respect of a fiscal quarter shall not exceed the Permitted Dividend Amount for such fiscal quarter and (F) on or prior to the declaration and payment of a Dividend the Borrower shall deliver to the Administrative Agent an officer's certificate signed by the Chief Financial Officer of the Borrower, certifying that the requirements set forth in clauses (A) through (E) are satisfied and setting forth the calculation of the Permitted Dividend Amount in reasonable detail.".

      15. Section 9.11 of the Credit Agreement is hereby amended by deleting the text "130" appearing therein and inserting in lieu thereof "140".

      16. Section 9.12(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following new Section 9.12(b) in lieu thereof:

            "(b) The Borrower will not, and will not permit any of its Subsidiaries to amend or modify, or permit the amendment or modification of, any provision of any Senior Note Document or make any payment consistent with an amendment thereof or change thereto if the effect of such amendment or change is to (i) increase the interest rate on the Senior Notes, (ii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (iii) increase the outstanding principal amount of the Senior Notes, (iv) change any event of default or condition to an event of default with respect thereto (other than to (A) eliminate any such event of default or condition to an event of default, (B) increase any grace period related thereto or (C) modify or amend any event of default or condition to an event of default in any manner so as to make such event of default or condition less restrictive to the Borrower), (v) together with all other amendments or changes made, is to increase materially the obligations of the Borrower thereunder or to confer any additional rights on the holders of such Senior Notes (or a trustee or other representative on their behalf), which would reasonably be expected to be materially adverse to any Lenders, or (vi) make all other terms of the Senior Note Documents (including, without limitation, with respect to the amortization, redemption provisions, maturities, covenants, defaults and remedies) less favorable in any material respect to the Borrower and its Subsidiaries than those previously existing. Notwithstanding the foregoing, no amendments or modifications of any provision of any Senior Note Document shall be incurred if any Default or Event of Default has occurred and is continuing at the time of such amendment or modification (or would arise after giving effect thereto).

      17. Section 9.12(c) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following in lieu thereof:

            "(c)  The  Borrower  will not make (or give any  notice in respect
      of) any voluntary or optional payment (excluding, for avoidance of doubt, any payment of regularly accruing interest on any Senior Notes) or optional prepayment on or optional redemption, optional repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) of any Senior Notes; provided that the Borrower shall be permitted to make a voluntary or optional prepayment, repurchase or redemption of the Senior Notes when (i) the aggregate amount paid in respect of such prepayment, repurchase or redemption (exclusive of accrued and unpaid interest) does not exceed the Senior Note Repurchase Amount, (ii) the price paid to prepay, repurchase or redeem any Senior Notes may not exceed 130% of the principal amount of the Senior Notes being repurchased or redeemed plus accrued and unpaid interest thereon, (iii) no Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) and (iv) the Administrative Agent shall have received a certificate, dated the date of such prepayment, redemption or repurchase of Senior Notes, signed by the Chief Financial Officer of the Borrower, certifying that the requirements set forth in clauses (i) through (iii) are satisfied.".

      18. Section 10.01(ii) of the Credit Agreement is hereby amended by inserting the words "Unpaid Drawings or" immediately following the words "payment when due of any" appearing therein.

      19. Section 10 of the Credit Agreement is hereby further amended by (x) inserting the following new clauses (iii) and (iv) immediately following the semicolon at the end of clause (ii) appearing in the last paragraph thereof:

            "(iii) terminate any Letter of Credit that may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence and during the continuance of an Event of Default specified in Section 10.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the Borrower and then outstanding;"

and (y) redesignating clause (iii) (before giving effect to immediately preceding clause (x) above) thereof as clause (v).

      20. The definition of "Indebtedness" appearing in Section 11.01 of the Credit Agreement is hereby amended by (x) deleting the text "(vi) or (vii)" appearing in clause (iii) thereof and inserting the text "(vi), (vii) or (viii) in lieu thereof, (y) deleting the word "and" at the end of clause (vi) thereof and inserting a comma in lieu thereof and (z) inserting the following new clause
(viii) at the end of clause (vii) thereof:

            "and (viii) the maximum amount available to be drawn under all Letters of Credit issued for the account of such Person and all Unpaid Drawings in respect of such Letters of Credit."

      21. The definition of "Obligations" appearing in Section 11.01 of the Credit Agreement is hereby amended by (x) inserting the text ", each Issuing Lender" immediately following the words "or any Lender" appearing therein.

      22. The definition of "Required Lenders" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the words "and the Percentage of Letter of Credit Outstandings" immediately following the words "outstanding Revolving Loans" appearing in the third parenthetical thereof.

      23. The definition of "Unutilized  Revolving Loan Commitment" appearing in
Section 11.01 of the Credit Agreement is hereby amended by (x) inserting the text " plus the Percentage of such Lender's Letter of Credit Outstandings" immediately following the words "then outstanding" appearing therein.

      24. Section 11 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

            "Annual Fleet Maintenance Reserve Amount" shall mean, for any fiscal year, the aggregate amount of funds budgeted by the Borrower for such fiscal year to maintain and drydock the Borrower's fleet during such fiscal year in order to maintain each Vessel in the fleet in accordance with the provisions contained in the Credit Agreement and the other Credit Documents, such amount to be approved by the Borrower's Board of Directors acting reasonably and in good faith.

            "Annual Fleet Renewal Reserve Amount" shall mean, for any fiscal year, the amount determined by the Borrower's Board of Directors acting reasonably to be an amount which should be reserved and/or expended during such fiscal year for renewal capital expenditures and/or vessel acquisitions to insure the indefinite renewal of the Borrower's fleet, such determination to take into account, inter alia the remaining life and prevailing asset value of the fleet.

            "Drawing" has the meaning provided in Section 2.04(b).

            "Equity Issuance Amount" shall mean an amount equal to the aggregate net cash proceeds received by the Borrower from the issuance of its common stock or Qualified Preferred Stock after the Second Amendment Effective Date.

            "Facing Fee" shall have the meaning provided in Section 3.01(d).

            "Fleet Maintenance Reserve" shall mean for a fiscal quarter one quarter of the Annual Fleet Maintenance Reserve Amount for the fiscal year in which such fiscal quarter occurs.

            "Fleet Renewal Reserve" shall mean for a fiscal quarter one quarter of the Annual Fleet Reserve Amount for the fiscal year in which such fiscal quarter occurs.

            "Issuing Lender" shall mean the Administrative Agent and any Lender (which, for purposes of this definition, also shall include any banking affiliate of any Lender which has agreed to issue Letters of Credit under this Agreement) which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.01.

            "Letter of  Credit"  shall have the  meaning  provided  in Section
      2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit  Request"  shall have the  meaning  provided  in
      Section 2.02(a).

            "Negative Permitted Dividend Carry Forward Amount" shall mean for a fiscal quarter, the aggregate Permitted Dividend Amounts for each fiscal quarter commencing on or after January 1, 2005 and ended prior to such fiscal quarter.

            "Participant" shall have the meaning provided in Section 2.03(a).

            "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Lender is to be determined after the
      Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Dividend Amount" shall mean, for each fiscal quarter of the Borrower, the sum of (x) Specified EBITDA for such fiscal quarter and (y) the lesser of zero or the Negative Permitted Dividend Carry Forward Amount for such fiscal quarter, minus the sum of the (a) the Fleet Maintenance Reserve for such fiscal quarter, (b) the Fleet Renewal Reserve for such fiscal quarter, (c) net interest expenses for such fiscal quarter and (d) cash taxes for such fiscal quarter.

            "Second Amendment" shall mean the Second Amendment to the Credit Agreement, dated as of March __, 2005, among the Borrower, the Lenders and the Administrative Agent.

            "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

            "Senior Note Repurchase Amount" shall mean an amount equal to the sum of $125,000,000 plus the Equity Issuance Amount.

            "Significant  Default" shall mean any Event of Default pursuant to
      Section 10.03 with respect to any failure to comply with Sections 9.07, 9.08, 9.09, 9.10 or 9.11 or any Default or Event of Default pursuant to
      Section 10.01 or 10.05.

            "Specified EBITDA" shall mean, for any period, Consolidated Net Income plus Consolidated Net Interest Expense for such period and the amount of all depreciation and amortization deducted in determining Consolidated Net Income for such period.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Total Available Revolving Loan Commitment" shall mean, at any time, the sum of the Available Revolving Loan Commitments of each of the Lenders at such time.

            "Unpaid  Drawing"  shall  have the  meaning  provided  in  Section
      2.04(a).

      25. Section 13.04(b) of the Credit Agreement is hereby amended by inserting the text "2.05," immediately following the text "Sections 1.09, 1.10," each time it appears therein.

      26. Section 13.13 of the Credit Agreement is hereby amended by inserting the text "2.05," immediately following the text "Sections 1.09, 1.10," appearing therein.

      27. Section 13.14 of the Credit Agreement is hereby amended by inserting the text ", 2.05" immediately following the text "Section 1.09, 1.10" appearing therein.

      28. Section 13.15 of the Credit Agreement is hereby amended by inserting the text ", 2.05" immediately following the text "Section 1.09, 1.10" appearing therein.

      29. The Credit Agreement is hereby amended by inserting Exhibit P attached hereto thereto.

B.    Miscellaneous Provisions

      1. In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants to each of the Lenders that immediately after giving effect to this Second Amendment (i) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) there exists no Default or Event of Default on the Second Amendment Effective Date.

      2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

      3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

      4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      5. This Second Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the following conditions have been satisfied:

            (i) the Borrower, each Subsidiary Guarantor and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; and

            (ii) each Vessel Mortgage shall have been amended (such amendments, the "Vessel Mortgage Amendments") in a manner reasonably satisfactory in form and substance to the Administrative Agent to secure the Obligations.

      6. On the Second Amendment Effective Date, the Borrower hereby agrees to pay in immediately available funds to the Administrative Agent for distribution to each Lender that executes and delivers to the Administrative Agent (or its designee) a counterpart of this Amendment by the close of business on March 25, 2005, a non-refundable cash fee in an amount (in U.S. dollars) equal to 7.5 basis points (0.075%) of an amount equal to the sum of the outstanding principal amount of Term Loans and the Revolving Loan Commitment of such Lender, in each case, as the same is in effect on the Second Amendment Effective Date, which fee shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.

      7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be referenced to the Credit Agreement as modified hereby.

      8. By executing and delivering a copy hereof, each Subsidiary Guarantor hereby (i) agrees that the term "Credit Document Obligations" as defined in the Subsidiaries Guaranty and Security Documents shall include all obligations pursuant to the issuance of Letters of Credit (including the obligation to reimburse Unpaid Drawings) and (ii) reaffirms that the Security Documents and Subsidiaries Guaranty are in full force and effect.

                                      * * *

                           [SIGNATURE PAGES TO FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

                              GENERAL MARITIME CORPORATION,
                              as Borrower

                              By___________________________________
                                Name:
                                Title:







Acknowledged and agreed to by:


GMR TRADER LLC,
GMR ADMINISTRATION CORP.,
GMR AGAMEMNON LLC,
GMR AJAX LLC,
GMR ALEXANDRA LLC,
GMR ALTA LLC,
GMR ARGUS LLC,
GMR ARISTON LLC,
GMR BOSS LLC,
GMR CENTAUR LLC,
GMR CHALLENGER LLC,
GMR CHAMP LLC,
GMR COMMANDER LLC,
GMR CONQUEROR LLC,
GMR CONSTANTINE LLC,
GMR DEFIANCE LLC,
GMR ENDURANCE LLC,
GMR GABRIEL LLC,
GMR GEORGE LLC ,
GMR GULF LLC,
GMR HARRIET LLC,
GMR HECTOR LLC,
as Subsidiary Guarantors


By:_________________________________
Name:
Title:

GMR HONOUR LLC,
GMR HOPE LLC,
GMR HORN LLC,
GMR KESTREL LLC,
GMR LEONIDAS LLC,
GMR MACEDON LLC,
GMR MINOTAUR LLC,
GMR NESTOR LLC,
GMR ORION LLC,
GMR PERICLES LLC,
GMR PHOENIX LLC,
GMR PRINCESS LLC,
GMR PROGRESS LLC,
GMR PROMETHEUS LLC,
GMR REVENGE LLC,
GMR SKY LLC,
GMR SPARTIATE LLC,
GMR SPIRIT LLC,
GMR SPYRIDON LLC,
GMR STAR LLC,
GMR STRENGTH LLC,
GMR SUN LLC,
GMR TRADER LTD,
GMR TRANSPORTER LLC,
GMR TRAVELLER LLC,
GMR TRUST LLC,
GMR ZOE LLC,
as Subsidiary Guarantors



By:____________________________
Name:
Title:

                              NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as
                                Administrative Agent and as Collateral Agent


                              By_______________________________________
                                 Title:



                              By_______________________________________
                                 Title:



                              NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH, as a Lender



                              By_______________________________________
                                 Title:



                              By_______________________________________
                                 Title:

                              SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS MARCH __, 2005, TO THE CREDIT AGREEMENT, DATED AS OF JULY 1, 2004, AMONG GENERAL MARITIME CORPORATION, VARIOUS LENDERS AND NORDEA BANK FINLAND PLC, NEW YORK BRANCH AS ADMINISTRATIVE AGENT

                              NAME OF INSTITUTION:



                              ______________________________________



                              By:____________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT P
                                                                       ---------

                            LETTER OF CREDIT REQUEST
                            ------------------------



                                                      Dated _______________(1)



Nordea Bank Finland Plc,
New York Branch as
  Administrative Agent under the
  Credit Agreement referred to below
437 Madison Avenue, 21ST Floor
New York, New York  10022

Attention:  Trade Finance Department
            Facsimile: (212) 421-4420

[Name and Address of the
respective Issuing Lender]

Attention:_________________


Ladies and Gentlemen:

            The undersigned, General Maritime Corporation, a Marshall Islands corporation (the "Borrower"), refer to the Credit Agreement, dated as of July 1, 2004, (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the Borrowers the lending institutions from time to time party thereto (the "Lenders") and Nordea Bank Finland Plc, New York Branch, as Administrative Agent.

            The undersigned hereby requests that __________,(2) as Issuing Lender, issue a standby Letter of Credit on ______ ___, _____ (the "Date of Issuance")(3) in the aggregate amount of $________.(4)




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(1)   Date of Letter of Credit Request.
(2)   Name of Issuing Lender.
(3) Date of Issuance, which shall be at least five Business Days from the date hereof (or such shorter period as may be acceptable to the respective Issuing Lender).
(4) Initial Stated Amount of Letter of Credit, which shall not be less than $20,000 or such lesser amount as is acceptable to the respective Issuing Lender.

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            The beneficiary of the requested standby Letter of Credit will be
__________,(5) and such standby Letter of Credit will have a stated termination date of __________________.(6)

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

            (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the standby Letter of Credit requested hereby.



                                    GENERAL MARITIME CORPORATION



                                    By:____________________________
                                       Name:
                                       Title:



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(5)   Insert name and address of beneficiary.

(6) Insert last date upon which drafts may be presented, which may not be later than the earlier of (x) twelve months after the Date of Issuance and
      (y) the twentieth Business Day immediately preceding the Maturity Date..